UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934
Release No. 51562 / April 15, 2005

ADMINISTRATIVE PROCEEDING
File No. 3-11761

In the Matter of **Asset Equity Group, Inc.,** **Household Direct, Inc.,** **International Brands, Inc.,** **Interspace Enterprises, Inc.,** **J.S.J. Capital II, Inc.,** **Mega Micro Technologies Group, Inc.,** **S D E Holdings 2, Inc.,** **Vertical Computer Systems, Inc., and** **VSAT Net, Inc.,** **Respondents.**	**ORDER DISMISSING PROCEEDINGS WITHOUT PREJUDICE AS TO VERTICAL COMPUTER SYSTEMS, INC.**

I.

Pursuant to the terms of the Order Accepting Settlement Offer of Vertical Computer Systems, Inc., Implementing Settlement, and Staying Proceedings to Implement Settlement, dated April 1, 2005, and for good cause shown,

IT IS ORDERED THAT this proceeding is hereby DISMISSED as to Vertical Computer without prejudice.

By the Commission.

Jonathan G. Katz
Secretary